BrightSpring Health Services, Inc. Reports Second Quarter 2024 Financial Results and Increases Full Year 2024 Guidance

LOUISVILLE, Ky., August 2, 2024 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the second quarter ended June 30, 2024, and increases 2024 revenue and Adjusted EBITDA1 guidance.

Financial Highlights

•
Net Revenue of $2,730 million, up 26.0% compared to $2,167 million in the second quarter of 2023.
•
Net income of $19.4 million, compared to net income of $2.8 million in the second quarter of 2023.
•
Adjusted EBITDA1 of $139 million, down 6.9% versus $149 million in the second quarter of 2023
o
When excluding a certain $30 million Quality Incentive Payment in 2023, Adjusted EBITDA1 was up 16.7% compared to $119 million in the second quarter of 2023. This certain vendor Quality Incentive Payment (QIP) program has reached its conclusion, as previously disclosed.
•
Increased 2024 Revenue and Adjusted EBITDA Guidance:
o
Revenue: $10,450 - $10,900 million
o
Adjusted EBITDA1: $570 - $580 million

“We are very pleased to report another quarter of strong revenue and earnings growth across both segments,” said Jon Rousseau, Chairman, President and Chief Executive Officer of the Company. “Our Pharmacy Solutions business delivered impressive growth, while our Provider Services business saw margin expansion and revenue growth afforded by our operational excellence, scale, and efficiencies. We remain very confident in our ability execute on driving the most compassionate, low-cost, and efficient care right to our patients, and believe that BrightSpring remains in a great position for the remainder of the year and as we enter 2025.”

Second Quarter 2024 Financial Results

Net revenue of $2,730 million, up 26.0% compared to $2,167 million in the second quarter of 2023. Net revenue growth was driven by broad-based strength across both segments, with particular strength in Specialty and Infusion Pharmacy.

Gross profit of $389 million, up 4.6% compared to $372 million in the second quarter of 2023. Excluding a certain $30 million receipt of QIP in 2023, gross profit growth rate was 13.8%.

Net income of $19.4 million, compared to net income of $2.8 million in the second quarter of 2023.

Adjusted EBITDA1 of $139 million, down 6.9% compared to $149 million in the second quarter of 2023.

•
When excluding a certain $30 million Quality Incentive Payment in 2023, Adjusted EBITDA1 was up 16.7% compared to $119 million in the second quarter of 2023. This certain vendor Quality Incentive Payment program has reached its conclusion, as previously disclosed.

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials:

	Three Months Ended
	June 30, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions Revenue	$2,114	$1,597	32%
Provider Services Revenue	616	570	8%
Total Revenue	$2,730	$2,167	26%
	Three Months Ended
	June 30, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions segment EBITDA	$94	$110	(14%)
Provider Services segment EBITDA	86	74	16%
Total Segment Adjusted EBITDA	$180	$184	(2%)
Corporate Costs	(41)	(35)	-
Total Company Adjusted EBITDA	$139	$149	(7%)

Full Year 2024 Financial Guidance

For the full year 2024, BrightSpring is increasing guidance, which excludes the effects of any future closed acquisitions.

•
Net revenue of $10,450 million to $10,900 million, or 18.4% to 23.5% growth over 2023
o
Pharmacy Segment Revenue of $8,000 million to $8,400 million, or 22.7% to 28.8% growth over full year 2023
o
Provider Segment Revenue of $2,450 million to $2,500 million, or 6.3% to 8.5% growth over full year 2023
•
Adjusted EBITDA2 of $570 million to $580 million, or 12.2% to 14.2% growth over full year 2023, excluding the impact from a certain QIP in 2023

A copy of the Company’s second quarter earnings presentation is available on the company’s investor relations website, https://ir.brightspringhealth.com/

2 A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net (loss) income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call today, August 2, 2024, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the second quarter results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services is the parent company of leading healthcare service lines that provide complementary home- and community-based pharmacy and provider health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s high-quality and impactful pharmacy, primary care and home health care, and rehabilitation and behavioral health services, and through its skilled and dedicated employees, we provide comprehensive care and clinical solutions in all 50 states to over 400,000 customers, clients and patients daily. For more information, visit www.brightspringhealth.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

•
our operation in a highly competitive industry;
•
our inability to maintain relationships with existing patient referral sources or establish new referral sources;
•
changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives;
•
our ability to continue to provide consistently high quality of care;
•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods including adverse impacts from the cyber attack of Change Healthcare, one of the largest providers of healthcare payment systems in the United States;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net income (loss) as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net income (loss) before income tax benefit, interest expense, and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, goodwill impairment, legal costs associated with certain historical matters for PharMerica and settlement costs, significant projects, management fees, and unreimbursed COVID-19 related costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2024 and December 31, 2023

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,027	$13,071
Accounts receivable, net of allowance for credit losses	984,758	881,627
Inventories	374,289	402,776
Prepaid expenses and other current assets	137,805	159,167
Total current assets	1,521,879	1,456,641
Property and equipment, net of accumulated depreciation of $406,233 and $368,089 at June 30, 2024 and December 31, 2023, respectively	245,569	245,908
Goodwill	2,626,353	2,608,412
Intangible assets, net of accumulated amortization	851,297	881,476
Operating lease right-of-use assets, net	258,647	267,446
Deferred income taxes, net	22,000	—
Other assets	79,336	72,838
Total assets	$5,605,081	$5,532,721
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$669,401	$641,607
Accrued expenses	346,740	492,363
Current portion of obligations under operating leases	68,253	71,053
Current portion of obligations under financing leases	11,972	11,141
Current portion of long-term debt	48,670	32,273
Total current liabilities	1,145,036	1,248,437
Obligations under operating leases, net of current portion	195,507	201,655
Obligations under financing leases, net of current portion	24,160	22,528
Long-term debt, net of current portion	2,563,536	3,331,941
Deferred income taxes, net	—	23,668
Long-term liabilities	70,973	91,943
Total liabilities	3,999,212	4,920,172
Redeemable noncontrolling interests	5,936	27,139
Shareholders' equity:
Common stock, $0.01 par value, 1,500,000,000 and 137,398,625 shares authorized, 171,397,030 and 117,857,055 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,714	1,179
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at June 30, 2024; no shares authorized, issued or outstanding at December 31, 2023	—	—
Additional paid-in capital	1,804,965	771,336
Accumulated deficit	(226,150)	(200,319)
Accumulated other comprehensive income	19,025	12,544
Total shareholders' equity	1,599,554	584,740
Noncontrolling interest	379	670
Total equity	1,599,933	585,410
Total liabilities, redeemable noncontrolling interests, and equity	$5,605,081	$5,532,721

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three months and six months ended June 30, 2024 and 2023

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Products	$2,114,491	$1,596,839	$4,091,526	$3,063,841
Services	615,719	569,885	1,215,322	1,131,261
Total revenues	2,730,210	2,166,724	5,306,848	4,195,102
Cost of goods	1,931,760	1,409,249	3,738,860	2,716,230
Cost of services	409,417	385,405	809,564	772,089
Gross profit	389,033	372,070	758,424	706,783
Selling, general, and administrative expenses	326,619	292,454	687,943	575,612
Operating income	62,414	79,616	70,481	131,171
Loss on extinguishment of debt	—	—	12,726	—
Interest expense, net	52,439	79,684	117,459	157,861
Income (loss) before income taxes	9,975	(68)	(59,704)	(26,690)
Income tax benefit	(9,466)	(2,834)	(32,760)	(7,180)
Net income (loss)	19,441	2,766	(26,944)	(19,510)
Net loss attributable to noncontrolling interests	(478)	(1,222)	(1,113)	(2,116)
Net income (loss) attributable to BrightSpring Health Services, Inc. and subsidiaries	$19,919	$3,988	$(25,831)	$(17,394)

Net income (loss) per common share:
Income (loss) per share - basic	$0.10	$0.03	$(0.14)	$(0.15)
Income (loss) per share - diluted	$0.10	$0.03	$(0.14)	$(0.15)
Weighted average shares outstanding:
Basic	197,515	117,883	186,523	117,875
Diluted	208,987	126,449	186,523	117,875

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three months and six months ended June 30, 2024 and 2023

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Operating activities:
Net income (loss)	$19,441	$2,766	$(26,944)	$(19,510)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	50,071	50,205	98,993	100,550
Impairment of long-lived assets	211	3,905	1,980	6,114
Provision for credit losses	6,496	5,958	13,118	12,174
Amortization of deferred debt issuance costs	2,490	5,312	6,937	10,509
Share-based compensation	15,136	825	39,984	1,275
Deferred income taxes, net	(17,528)	(12,434)	(49,260)	(25,755)
Loss on extinguishment of debt	—	—	12,726	—
(Gain) loss on disposition of fixed assets	(98)	(19)	24	519
Other	(1,126)	(235)	(1,438)	372
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	3,054	(51,367)	(112,522)	(105,402)
Prepaid expenses and other current assets	12,821	(8,966)	21,737	22,110
Inventories	(765)	(32,505)	29,720	36,708
Trade accounts payable	19,724	(22,700)	41,329	(89,666)
Accrued expenses	(110,462)	35,711	(153,892)	69,682
Other assets and liabilities	(14,690)	(1,660)	(16,576)	(4,988)
Net cash (used in) provided by operating activities	$(15,225)	$(25,204)	$(94,084)	$14,692
Investing activities:
Purchases of property and equipment	$(23,743)	$(20,948)	$(45,559)	$(38,794)
Acquisitions of businesses, net of cash acquired	(34,217)	(25,464)	(43,611)	(25,464)
Other	268	1,111	540	1,494
Net cash used in investing activities	$(57,692)	$(45,301)	$(88,630)	$(62,764)
Financing activities:
Long-term debt borrowings	$—	$—	$2,566,000	$—
Long-term debt repayments	(11,617)	(7,536)	(3,370,970)	(15,321)
Proceeds from issuance of common stock on initial public offering, net	—	—	656,485	—
Proceeds from issuance of tangible equity units, net	—	—	389,000	—
Borrowings of the Revolving Credit Facility, net	55,800	80,900	5,100	66,600
Payment of debt issuance costs	(225)	—	(43,188)	—
Repurchase of shares of common stock	(325)	—	(650)	—
Shares issued under share-based compensation plan, including tax effects	404	56	404	145
Shares issued for payment of acquisition	1,081	—	1,081	—
Payment of acquisition earn-outs	(2,656)	—	(2,656)	—
Purchase of redeemable noncontrolling interest	—	—	(300)	—
Payment of financing lease obligations	(2,555)	(2,839)	(5,636)	(5,724)
Net cash provided by financing activities	$39,907	$70,581	$194,670	$45,700
Net (decrease) increase in cash and cash equivalents	(33,010)	76	11,956	(2,372)
Cash and cash equivalents at beginning of year	58,037	11,180	13,071	13,628
Cash and cash equivalents at end of year	$25,027	$11,256	$25,027	$11,256

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three months and six months ended June 30, 2024 and 2023

(Unaudited)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Net income (loss)	$19,441	$2,766	$(26,944)	$(19,510)
Income tax benefit	(9,466)	(2,834)	(32,760)	(7,180)
Interest expense, net	52,439	79,684	117,459	157,861
Depreciation and amortization	50,071	50,205	98,993	100,550
EBITDA	$112,485	$129,821	$156,748	$231,721
Non-cash share-based compensation (1)	15,136	825	39,984	1,275
Acquisition, integration, and transaction-related costs (2)	5,022	5,789	13,564	7,435
Restructuring and divestiture-related and other costs (3)	3,562	7,419	21,393	11,644
Legal costs and settlements (4)	2,493	2,626	12,966	4,664
Significant projects (5)	444	1,248	1,604	4,964
Management fee (6)	—	1,432	23,381	2,865
Unreimbursed COVID-19 related costs	—	266	—	136
Total adjustments	$26,657	$19,606	$112,892	$32,984
Adjusted EBITDA	$139,142	$149,427	$269,640	$264,705

(1)
Represents non-cash share-based compensation to certain members of our management and full-time employees. The three and six months ended June 30, 2024 includes $13.3 million and $21.4 million of costs, respectively, related to new equity awards granted upon the completion of our IPO under the 2024 Equity Incentive Plan. The six months ended June 30, 2024 includes $15.0 million of previously unrecognized share-based compensation expense related to performance-vesting options under the 2017 Stock Plan, which vested upon completion of the IPO.
(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation, and integration costs incurred including any facility consolidation, integration travel, or severance associated with the integration of an acquisition. These costs also included $1.1 million and $5.5 million of costs related to the IPO Offerings which were not capitalizable for the three and six months ended June 30, 2024, respectively, compared to $0.0 million and $0.2 million for the three and six months ended June 30, 2023, respectively; and system implementation costs associated with the integration of acquisitions of $0.1 million and $0.2 million for the three and six months ended June 30, 2024, respectively, compared to $0.5 million and $1.5 million for the three and six months ended June 30, 2023, respectively.
(3)
Represents costs associated with restructuring-related activities, including closure, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures. These costs included $12.7 million of unamortized debt issuance costs associated with the extinguishment of our Second Lien Facility in the six months ended June 30, 2024. These costs also included $0.1 million and $1.9 million of intangible asset and other investment impairment for the three and six months ended June 30, 2024, respectively, as compared to $3.8 million and $6.0 million for the three and six months ended June 30, 2023, respectively.
(4)
Represents settlement and defense costs associated with certain PharMerica litigation matters associated with two historical cases, which includes the Silver matter. For the six months ended June 30, 2024, these costs included $5.0 million associated with the settlement of the Silver matter due to a change in estimate. See Note 10 within the unaudited condensed consolidated financial statements and related notes in this Quarterly Report on Form 10-Q for additional information.
(5)
Represents costs associated with certain transformational projects and for the periods presented. General ledger system migration and related business intelligence system implementation costs, which were capitalized as development costs and are subsequently amortized in accordance with ASC 350-40, Internal Use Software, were $0.2 million and $0.7 million for the three and six months ended June 30, 2024, respectively, compared to $0.5 million and $1.0 million for the three and six month ended June 30, 2023, respectively. The general ledger system migration and related business intelligence system project costs were completed during the second fiscal quarter of 2024. Pharmacy billing system implementation costs were $0.1 million and $0.7 million for the three and six months ended June 30, 2024, respectively, compared to $0.7 million and $1.1 million for the three and six months ended June 30, 2023, respectively. The pharmacy billing system project costs were completed in the second fiscal quarter of 2024. Ransomware attack response costs associated with the ransomware attack in the first half of 2023 were $0.5 million and $2.5 million for the three and six months ended June 30, 2023.
(6)
Represents annual management fees payable to the Managers under the Monitoring Agreement through the date of the IPO, and $22.7 million of termination fees resulting from the Monitoring Agreement being terminated upon completion of the IPO Offerings. All management fees have ceased following the completion of the IPO.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three months and six months ended June 30, 2024 and 2023

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Diluted EPS	$0.10	$0.03	$(0.14)	$(0.15)
Non-cash share-based compensation (1)	0.07	0.01	0.20	0.01
Acquisition, integration, and transaction-related costs (1)	0.02	0.05	0.07	0.06
Restructuring and divestiture-related and other costs (1)	0.02	0.06	0.11	0.09
Legal costs and settlements (1)	0.01	0.02	0.07	0.04
Significant projects (1)	0.00	0.01	0.01	0.04
Management fee (1)	—	0.01	0.12	0.02
Unreimbursed COVID-19 related costs (1)	—	0.00	—	0.00
Income tax impact on adjustments (2)(3)	(0.12)	(0.04)	(0.22)	(0.07)
Adjusted EPS	$0.10	$0.15	$0.22	$0.04

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income (loss) per common share	208,987	126,449	186,523	117,875
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income (loss) per common share	208,987	126,449	197,360	126,485
(1)
This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.
(2)
The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.
(3)
For the three and six months ended June 30, 2024, the income tax impact on adjustments is inclusive of a discrete tax benefit related to the Silver matter that was finalized in connection with the signing of the settlement agreement during the second fiscal quarter of 2024.